1 Adjusted net income, adjusted earnings per share and adjusted return on equity are non-GAAP financial measures. Please see the discussion below under the heading “Reconciliation of Non-GAAP Financial Measures” for additional information concerning these and other non-GAAP financial measures.
American Integrity Insurance Group, Inc. Reports Third Quarter 2026 Results
Growth accelerated with 41K voluntary new business policies sold in the third quarter, up 57% year-over-
year, compared to 54% year-over-year growth in the second quarter of 2026
Record 83% growth in revenue in the third quarter year-over year
$39.6 million of income before income taxes, one of the most profitable quarters in our history
Gross premiums written grew 23% year-over-year to $293 million during the quarter
Net premiums earned of $101 million, up 95% year-over-year, nearly double the same period last year
TAMPA, Fla., November 10, 2026 — American Integrity Insurance Group, Inc. (“American Integrity,” “we,” “us,” “our”
or the “Company”) (NYSE: AII), reported third quarter 2026 results.
Robert Ritchie, Chief Executive Officer, commented, “We delivered another strong quarter that reflects the continued
execution of our strategy and the increasing strength of our voluntary growth platform. Following record voluntary new business production in the second quarter, we sustained that momentum in the third quarter, writing approximately 41,000 voluntary new business policies, an increase of 57% year over year, and an acceleration from the second quarter’s year-
over-year growth rate. We are seeing broad-based growth across our key strategic initiatives and believe we have substantial runway ahead.”
Mr. Ritchie continued, “Our growth remains grounded in the disciplined underwriting and thoughtful risk selection that have defined American Integrity for more than two decades. As we approach the important milestone of half a million customers, it remains imperative that we remain focused on the same core principles that have made American Integrity successful through various market cycles.”
Third Quarter 2026 Highlights:
•Net income of $28.4 million, or $1.44 per diluted share. Adjusted net income1 of $28.3 million, or $1.44 per diluted share
•Book value per share of $19.96, up 23.7% over September 30, 2025 and up 5.8% over June 30, 2026
•Return on equity of 29.8% and Adjusted return on equity1 of 29.8%
•Policies in-force and in-force premium were 481,446 and $1,069 million, respectively, up 18.6% and 17.4%, respectively, over September 30, 2025
•Wrote 117,814 new and renewal policies in the voluntary market, an increase of 28.6% compared to the third quarter of 2025
◦8,003 voluntary new residential business policies in Tri-County region of Florida compared to 233 in the third quarter of 2025, a 34x increase
◦8,561 voluntary new business policies in our Florida middle-aged home category (excluding Tri-County)
compared to 568 in the third quarter of 2025, a 15x increase
◦Stable premium per policy year-over-year across our overall book
•Net premiums earned of $101.2 million, an increase of 94.5% compared to the third quarter of 2025
•Combined ratio of 70.6% compared to 78.9% in the third quarter of 2025
•Assumed no policies from Citizens Property Insurance Corporation (“Citizens”), as we determined that no policies from Citizens met our underwriting and targeted profitability standards
Third Quarter 2026 Commentary
•Gross premiums written in the third quarter of 2026 increased by $54.2 million to $293.3 million from $239.1 million in the third quarter of 2025, primarily driven by growth in our voluntary market writings.
2 Net underlying loss and loss adjustment expense ratio is a non-GAAP financial measure. Please see the discussion below under the heading “Reconciliation of Non-GAAP Financial Measures” for additional information concerning this and other non-GAAP financial measures.
•Gross premiums earned in the third quarter of 2026 increased by $33.1 million to $255.0 million from $221.9 million in the third quarter of 2025.
•Ceded premiums earned in the third quarter of 2026 decreased by $16.1 million to $153.9 million compared to
$170.0 million in the third quarter of 2025, primarily due to the reduction in our non-catastrophe quota share reinsurance arrangement.
•Net premiums earned in the third quarter of 2026 increased by $49.2 million to $101.2 million from $52.0 million in the third quarter of 2025.
•Net investment income in the third quarter of 2026 increased $1.5 million to $8.4 million compared to $6.9 million in the third quarter of 2025, primarily due to the increase in our invested assets driven by the increased in-
force premiums.
•Losses and loss adjustment expenses (“LAE”) for the third quarter of 2026 increased $8.6 million to $38.3 million compared to $29.7 million for the third quarter of 2025. The loss and loss adjustment expenses ratio was 36.6%
for the third quarter of 2026, compared to 54.1% for the third quarter of 2025. The net underlying loss and loss adjustment expense ratio2 was 31.7% for the third quarter of 2026, down from 49.9% for the third quarter of 2025.
•Policy acquisition expenses and general and administrative expenses in the third quarter of 2026 were $18.0 million and $17.6 million, respectively, compared to $6.3 million and $7.3 million, respectively, in the third quarter of 2025. Period over period changes were due to new business production in the third quarter of 2026, the reduction in our non-catastrophe quota share reinsurance arrangement from 40% to 25% on January 1, 2026 and the benefit of Citizens take-outs in 2025.
•The expense ratio was 34.0% for the third quarter of 2026 compared to 24.8% for the third quarter of 2025. The combined ratio was 70.6% for the third quarter of 2026 compared to 78.9% for the third quarter of 2025.
Results of Operations

	Three Months Ended September 30,
($ in thousands, except per share data)	2026	2025	$ Change	% Change
Gross premiums written	$293,299	$239,100	$54,199	22.7%
Change in gross unearned premiums	(38,286)	(17,151)	(21,135)	123.2%
Gross premiums earned	255,013	221,949	33,064	14.9%
Ceded premiums earned	(153,852)	(169,950)	16,098	(9.5)%
Net premiums earned	101,161	51,999	49,162	94.5%
Policy fees	3,535	2,805	730	26.0%
Net investment income	8,415	6,906	1,509	21.9%
Net realized gains on investments	13	41	(28)	(68.3)%
Other income	368	275	93	33.8%
Total Revenues	113,492	62,026	51,466	83.0%
Losses and loss adjustment expenses	38,267	29,652	8,615	29.1%
Policy acquisition expenses	18,043	6,254	11,789	188.5%
General and administrative expenses	17,564	7,347	10,217	139.1%
Total Expenses	73,874	43,253	30,621	70.8%
Income before taxes	39,618	18,773	20,845	111.0%
Income tax expense	11,264	5,610	5,654	100.8%
Net Income	$28,354	$13,163	$15,191	115.4%
Book value per share(1)	$19.96	$16.14	$3.82	23.7%
Loss ratio(2)	36.6%	54.1%
Expense ratio(3)	34.0%	24.8%
Combined ratio(4)	70.6%	78.9%
Return on equity(5)	29.8%	17.0%
(1)Book value per share is the ratio of shareholders’ equity to shares outstanding, each as of the balance sheet date.
(2)Loss ratio is the ratio of losses and LAE to net premiums earned plus policy fees.
(3)Expense ratio is the ratio of policy acquisition expenses and general and administrative expenses to net premiums earned plus policy fees.
(4)Combined ratio is defined as the sum of the loss ratio and the expense ratio.
(5)Return on equity is defined as net income, divided by the average beginning and ending shareholders’ equity during the applicable period. This metric is annualized for interim periods by multiplying by the applicable ratio in order to present return on equity consistently.

	Nine Months Ended September 30,
($ in thousands, except per share data)	2026	2025	$ Change	% Change
Gross premiums written	$839,895	$738,245	$101,650	13.8%
Change in gross unearned premiums	(111,859)	(82,401)	(29,458)	35.7%
Gross premiums earned	728,036	655,844	72,192	11.0%
Ceded premiums earned	(439,971)	(472,275)	32,304	(6.8)%
Net premiums earned	288,065	183,569	104,496	56.9%
Policy fees	9,991	7,976	2,015	25.3%
Net investment income	20,317	15,788	4,529	28.7%
Net realized gains on investments	64	542	(478)	(88.2)%
Other income	1,155	536	619	115.5%
Total Revenues	319,592	208,411	111,181	53.3%
Losses and loss adjustment expenses	103,143	71,702	31,441	43.8%
Policy acquisition expenses	51,438	15,642	35,796	228.8%
General and administrative expenses	51,716	35,287	16,429	46.6%
Total Expenses	206,297	122,631	83,666	68.2%
Income before taxes	113,295	85,780	27,515	32.1%
Income tax expense	30,885	7,027	23,858	339.5%
Net Income	$82,410	$78,753	$3,657	4.6%
Book value per share(1)	$19.96	$16.14	$3.82	23.7%
Loss ratio(2)	34.6%	37.4%
Expense ratio(3)	34.6%	26.6%
Combined ratio(4)	69.2%	64.0%
Return on equity(5)	30.2%	43.9%
(1)Book value per share is the ratio of shareholders’ equity to shares outstanding, each as of the balance sheet date.
(2)Loss ratio is the ratio of losses and LAE to net premiums earned plus policy fees.
(3)Expense ratio is the ratio of policy acquisition expenses and general and administrative expenses to net premiums earned plus policy fees.
(4)Combined ratio is defined as the sum of the loss ratio and the expense ratio.
(5)Return on equity is defined as net income, divided by the average beginning and ending shareholders’ equity during the applicable period. This metric is annualized for interim periods by multiplying by the applicable ratio in order to present return on equity consistently.
Policies in-force and in-force premium
Policies in-force represents the number of active insurance policies with coverage in effect as of the end of the period referenced. In-force premium represents the annual premium for active insurance policies with coverage in effect as of the end of the period referenced.

	September 30,
($ in thousands)	2026	2025	% Change
Policies In-Force	481,446	406,094	18.6%
In-Force Premium	$1,069,269	$910,404	17.4%
Policies in-force were 481,446 as of September 30, 2026, an increase of 18.6% compared to policies in-force of 406,094 as of September 30, 2025, and an increase of 4.3% compared to policies in-force of 461,714 as of June 30, 2026. The increase in our policies in-force was primarily due to new policies written through the voluntary market and the 2025
Citizens take-outs.
Reconciliation of Non-GAAP Financial Measures:
Adjusted net income and adjusted earnings per share
Adjusted net income is a non-GAAP financial measure defined as net income excluding net realized gains or losses on investments, stock compensation expense incurred in connection with our IPO, and certain non-recurring or non-cash expenses, including those incurred in connection with our IPO, net of tax. We use adjusted net income as an internal performance measure in the management of our operations because we believe it gives us and users of our financial information useful insight into our results of operations and our underlying business performance excluding the impact of realized gains and losses on the sale of securities, and one time items, which we do not view as core to the underlying trends in our business. Adjusted net income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define adjusted net income differently.
Net income increased $15.2 million, or 115.4%, to $28.4 million for the three months ended September 30, 2026 from
$13.2 million for the three months ended September 30, 2025. Adjusted net income increased by $14.3 million, or 102.6%, to $28.3 million for the three months ended September 30, 2026, from $14.0 million for the three months ended September
30, 2025.
Adjusted earnings per share is a non-GAAP measure, which is calculated as adjusted net income available to common shareholders divided by weighted average diluted common shares outstanding. Management believes this metric is meaningful, as it allows investors to evaluate underlying profitability and enhances comparability across periods by excluding items that are heavily impacted by investment market fluctuations and other economic factors and are not indicative of operating trends.
Adjusted net income and adjusted earnings per share for the three and nine months ended September 30, 2026 and 2025 reconcile to net income and earnings per share, respectively, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except per share data)	2026	2025	2026	2025
Net Income	$28,354	$13,163	$82,410	$78,753
Add:
Stock compensation(1)(5)	—	—	—	10,433
Termination of MSA(1)	—	—	—	3,000
One-time IPO expenses(1)	—	—	—	1,654
One-time bonus expenses(1)	—	—	—	1,387
Post IPO transition expenses(1)	—	1,084	—	1,084
Executive transition cost(1)(2)	—	—	920	—
Less:
Net realized gains on investments	$13	$41	$64	$542
Change in tax status(3)	—	—	—	9,722
Tax effect(4)(5)	3	219	207	2,683
Adjusted net income	$28,338	$13,987	$83,059	$83,364
Adjusted income allocated to participating securities	—	—	—	2,190
Numerator:
Adjusted net income available for common shareholders	$28,338	$13,987	$83,059	$81,174
Denominator:
Weighted average common shares outstanding:
Basic	19,593,446	19,572,595	19,586,544	16,446,038
Diluted	19,665,069	19,572,595	19,611,643	16,446,038
Earnings per share:
Basic	$1.45	$0.67	$4.21	$4.66
Diluted	$1.44	$0.67	$4.20	$4.66
Adjusted earnings per share:
Basic	$1.45	$0.71	$4.24	$4.94
Diluted	$1.44	$0.71	$4.24	$4.94
(1)Material non-recurring items that we do not expect to continue in the future and believe are not reflective of our ongoing operations and our performance.
(2)Costs associated with the change in a key executive leadership position.
(3)The change in tax status of the Company from a non-taxable entity to a taxable corporation incurred in connection with the IPO resulted in recognition of a deferred income tax benefit.
(4)We included the tax impact of all adjustments to adjusted net income using the U.S. federal statutory corporate tax rate of 21%.
While the Company’s actual effective tax rates for the three months ended September 30, 2026 and 2025 were 28.4% and 29.9%, respectively, and for the nine months ended September 30, 2026 and 2025 were 27.3% and 8.2%, respectively, the use of the statutory rate provides a consistent and simplified approach for comparability. This approach is applied uniformly, including to items that may be partially or fully nondeductible for tax purposes. The tax effect row is presented exclusive of the change in tax status impact.
(5)Stock-based compensation expense recognized of $10,433 for the three and nine months ended September 30, 2025, approximately
$4,241 was nondeductible for U.S. federal income tax purposes.
Adjusted return on equity
Adjusted return on equity is a non-GAAP financial measure defined as adjusted net income divided by the average of beginning and ending shareholders’ equity during the applicable period and is annualized for periods of less than one year.
We use adjusted return on equity as an internal performance measure in the management of our operations because we believe it gives us and users of our financial information useful insight into our underlying business performance. Adjusted return on equity should not be viewed as a substitute for any metrics calculated in accordance with GAAP, and other companies may define adjusted return on equity differently.
Adjusted return on equity for the three and nine months ended September 30, 2026 and 2025 reconciles to return on equity as follows:

	Three Months Ended September 30,
($ in thousands)	2026	2025
Net income	$28,354	$13,163
Average beginning and ending shareholders’ equity(1)	380,339	308,876
Return on equity	29.8%	17.0%
Adjusted net income (after tax)	$28,338	$13,987
Average shareholders’ equity	380,339	308,876
Adjusted return on equity(2)	29.8%	18.1%

	Nine Months Ended September 30,
($ in thousands)	2026	2025
Net income	$82,410	$78,753
Average beginning and ending shareholders’ equity(1)	364,090	239,136
Return on equity	30.2%	43.9%
Adjusted net income (after tax)	$83,059	$83,364
Average shareholders’ equity	364,090	239,136
Adjusted return on equity(2)	30.4%	46.5%
(1)Average beginning and ending shareholders’ equity represents the average of shareholders’ equity at the beginning and end of the period presented.
(2)Adjusted return on equity is the adjusted net income (after tax) divided by the average beginning and ending shareholders’ equity.
Net underlying loss and loss adjustment expense ratio
Net underlying loss and loss adjustment expense ratio is a non-GAAP measure. We calculate the net underlying loss and loss adjustment expense ratio by subtracting current year net catastrophe losses and prior year net reserve development from total net losses and LAE and dividing that amount by the sum of total net premiums earned plus policy fees. We use the net underlying loss and LAE ratio to allow us to analyze our loss trends before the impact of catastrophe losses and prior year reserve development. These two items can have a significant impact on our loss trends in a given period. We believe it is useful for investors to evaluate these components both separately and in the aggregate when reviewing our performance. The most directly comparable GAAP measure is the net loss and LAE ratio. The net underlying loss and LAE ratio should not be considered a substitute for the net loss and LAE ratio and does not reflect the overall profitability of our business.
The following tables summarize the loss and LAE ratios and the net underlying loss and LAE ratios for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,
($ in thousands)	2026	2025
Total Net Premiums Earned	$101,161	$51,999
Plus: Policy Fees	3,535	2,805
Total Net Premiums Earned Plus Policy Fees	104,696	54,804
Losses and Loss Adjustment Expenses, Net	$38,267	$29,652
Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	36.6%	54.1%
Less:
Current Year Net Catastrophe Losses	5,064	—
Prior Year Net Reserve Development	—	2,312
Underlying Loss and Loss Adjustment Expenses, Net	$33,203	$27,340
Net Underlying Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	31.7%	49.9%

	Nine Months Ended September 30,
($ in thousands)	2026	2025
Total Net Premiums Earned	$288,065	$183,569
Plus: Policy Fees	9,991	7,976
Total Net Premiums Earned Plus Policy Fees	298,056	191,545
Losses and Loss Adjustment Expenses, Net	$103,143	$71,702
Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	34.6%	37.4%
Less:
Current Year Net Catastrophe Losses	5,064	—
Prior Year Net Reserve Development	—	1,195
Underlying Loss and Loss Adjustment Expenses, Net	$98,079	$70,507
Net Underlying Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	32.9%	36.8%
Gross underlying loss and loss adjustment expense ratio
Gross underlying loss and loss adjustment expense ratio is a non-GAAP measure. We calculate the gross underlying loss and LAE ratio by adding net underlying loss and LAE and ceded non-catastrophe losses and dividing that amount by the sum of total gross premiums earned and policy fees. We use the gross underlying loss and LAE ratio to analyze our loss trends before the impact of reinsurance.
We believe it is useful for investors to evaluate the cost of non-catastrophe losses for every dollar of gross premiums earned. The most comparable GAAP measure is the net loss and LAE ratio. The gross underlying loss and LAE ratio should not be considered a substitute for net loss and LAE ratio and does not reflect the overall profitability of our business.
The following tables summarize the gross underlying loss and LAE ratios for the three and nine months ended September
30, 2026 and 2025:

	Three Months Ended September 30,
($ in thousands)	2026	2025
Total Gross Premiums Earned	$255,013	$221,949
Plus: Policy Fees	3,535	2,805
Total Gross Premiums Earned Plus Policy Fees	258,548	224,754
Losses and Loss Adjustment Expenses, Net	38,267	29,652
Less:
Current Year Net Catastrophe Losses	5,064	—
Prior Year Net Reserve Development	—	2,312
Underlying Loss and Loss Adjustment Expenses, Net	$33,203	$27,340
Add:
Ceded Non-Catastrophe Loss and Loss Adjustment Expense	15,651	15,969
Gross Underlying Loss and Loss Adjustment Expenses	$48,854	$43,309
Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	36.6%	54.1%
Gross Underlying Loss and Loss Adjustment Expense Ratio (% Gross Premiums Earned Plus Policy Fees)	18.9%	19.3%

	Nine Months Ended September 30,
($ in thousands)	2026	2025
Total Gross Premiums Earned	$728,036	$655,844
Plus: Policy Fees	9,991	7,976
Total Gross Premiums Earned Plus Policy Fees	738,027	663,820
Losses and Loss Adjustment Expenses, Net	103,143	71,702
Less:
Current Year Net Catastrophe Losses	5,064	—
Prior Year Net Reserve Development	—	1,195
Underlying Loss and Loss Adjustment Expenses, Net	$98,079	$70,507
Add:
Ceded Non-Catastrophe Loss and Loss Adjustment Expense	39,856	42,345
Gross Underlying Loss and Loss Adjustment Expenses	$137,935	$112,852
Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	34.6%	37.4%
Gross Underlying Loss and Loss Adjustment Expense Ratio (% Gross Premiums Earned Plus Policy Fees)	18.7%	17.0%
Conference Call
As previously announced, American Integrity will hold a conference call to discuss its third quarter 2026 results at 9:30
a.m. Eastern Time on November 11, 2026. The call can be accessed by dialing +1 (585) 542-9983 (U.S. Local), or +1 (833)
461-5787 (U.S. Toll-Free), and using the conference ID code: 544753936. Please call the conference telephone number 10 minutes before the start time. The earnings call can also be accessed by clicking the webcast link available on the Investor
Relations section of the Company’s website at www.aii.com.
A replay of the call will be available after 12:00 p.m. Eastern Time on the same day as the call and will be accessible at
https://events.q4inc.com/attendee/544753936. The replay can also be accessed via the Investor Relations section of the
Company’s website at www.aii.com.
The replay will be available for one year.
About American Integrity Insurance Group, Inc.
American Integrity Insurance Group, Inc. (NYSE: AII) is a leading provider of residential property insurance, focused on delivering innovative, reliable coverage to homeowners throughout the Southeast. Built on a foundation of integrity, resilience, and service, the Company’s mission is to be the most trusted and responsive insurance solution in the markets it serves. Founded in 2006 and headquartered in Tampa, American Integrity is committed to protecting policyholders with strength and purpose—today and for generations to come. For more information, visit www.aii.com.
Forward-Looking Statements
Certain statements in this press release and on the related teleconference call may be forward-looking statements.
All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding: our outlook; our business strategy; writing new business and retaining existing policies; new insurance products; availability of reinsurance coverage; expectations regarding future growth; future Citizens take-out opportunities; anticipated future operating results and operating expenses, cash flows, capital resources and liquidity; reserves for losses and loss adjustment expenses; geographic expansion; reduction of our quota share and its impact on our results; competition; future regulatory, judicial and legislative changes; forecasts of future revenues and appropriately planning our expenses; and our plans regarding our capital expenditures and investment portfolios. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,”
“contemplates,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,”
“should,” “targets,” “will,” “would” or the negative of these terms or other similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance, and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the potential that we may face significant losses due to being a property and casualty insurer and our exposure to catastrophic events and severe weather conditions; our loss reserves are estimates and may be inadequate to cover our actual liability for losses, and actual claims incurred have exceeded, and in the future may exceed, reserves established for claims; the dependence of our financial results on the regulatory, legal, economic and weather conditions in Florida due to the fact that we conduct substantially all of our business in Florida; changing climate conditions may increase the severity and frequency of catastrophic events and severe weather conditions; the severity and frequency of catastrophe events of which are unpredictable; dependence upon the effectiveness of exclusions and other loss limitation methods in the insurance policies we assume or write; reliance upon third-party distribution partners, including independent insurance agents, homebuilder-affiliated agents and national insurance carriers; our ability to pursue Citizens take-out opportunities; cyclical changes in the insurance industry; our ability to obtain reinsurance coverage at commercially reasonable rates, or at all; credit risk of our reinsurers who may suffer a downgrade; the inherent uncertainty of models and our reliance on such models as a tool to evaluate risk, and the dependence of our results upon our ability to accurately price the risks we underwrite; the possibility that our information technology systems may fail or be disrupted;
our ability to expand our business and the possible need to acquire additional capital in the future to fund such expansion;
the ability of our claims department, or the third-party claims adjusters whom we may engage, to effectively manage or remediate claims as well as unanticipated increases in the severity or frequency of claims; the possibility that actual renewals of our existing policies will not meet expectations; increased competition and market conditions, including changes in our financial stability and credit ratings; the extensive regulatory environment in which we operate that requires approval of rate increases, can mandate rate decreases, and that can dictate underwriting practices and mandate participation in loss sharing arrangements, and other potential further restrictive regulation we may face; mandatory assessments or competition from government entities may create short-term liabilities or affect our ability to underwrite more policies; and other risks identified in “Risk Factors” in our reports filed with the Securities and Exchange
Commission. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We do not undertake any obligation to update or revise the forward-looking statements to reflect events that occur or circumstances that exist after the date on which such statements were made, except to the extent required by law.
Company Contact:
Brian Foley, CFO
American Integrity Insurance Group, Inc.
bfoley@aii.com
Consolidated Balance Sheets

(In thousands, except share and per share data)
	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Fixed maturities, available-for-sale, at fair value (amortized cost of $468,042 and $327,910, respectively)	$457,660	$330,489
Short-term investments (amortized cost of $72,055 and $18,121, respectively)	72,028	18,121
Total investments	529,688	348,610
Cash and cash equivalents	247,354	203,902
Restricted cash and cash equivalents	25,494	40,217
Premiums receivable, net	56,042	45,031
Accrued investment income	4,566	3,458
Prepaid reinsurance premiums	414,559	275,093
Income taxes recoverable	1,218	—
Reinsurance recoverable, net	264,703	269,056
Deferred policy acquisition costs, net	14,311	5,127
Property and equipment, net	8,745	5,718
Right-of-use assets – operating leases	38,471	449
Deferred income tax asset, net	9,128	8,636
Other assets	9,403	24,904
Total assets	$1,623,682	$1,230,201
Liabilities and shareholders’ equity
Liabilities:
Unpaid losses and loss adjustment expenses	$273,038	$266,591
Income tax payable	—	2,680
Unearned premiums	593,416	481,557
Reinsurance payable	266,695	96,555
Advance premiums	19,855	11,752
Long-term debt	—	618
Lease liabilities – operating leases	33,483	458
Other liabilities and accrued expenses	46,037	32,968
Total liabilities	$1,232,524	$893,179
Shareholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 19,595,167 shares issued and outstanding at September 30, 2026 and 19,579,009 shares issued and outstanding at December 31, 2025	$20	$20
Additional paid-in capital	107,302	105,896
Accumulated other comprehensive income (loss), net of taxes	(7,781)	1,928
Retained earnings	291,617	229,178
Total shareholders’ equity	$391,158	$337,022
Total liabilities and shareholders’ equity	$1,623,682	$1,230,201
Consolidated Statements of Operations and Comprehensive Income (Unaudited)

(In thousands, except share and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Gross premiums written	$293,299	$239,100	$839,895	$738,245
Change in gross unearned premiums	(38,286)	(17,151)	(111,859)	(82,401)
Gross premiums earned	255,013	221,949	728,036	655,844
Ceded premiums earned	(153,852)	(169,950)	(439,971)	(472,275)
Net premiums earned	101,161	51,999	288,065	183,569
Policy fees	3,535	2,805	9,991	7,976
Net investment income	8,415	6,906	20,317	15,788
Net realized gains on investments	13	41	64	542
Other income	368	275	1,155	536
Total revenues	113,492	62,026	319,592	208,411
Expenses:
Losses and loss adjustment expenses, net	38,267	29,652	103,143	71,702
Policy acquisition expenses	18,043	6,254	51,438	15,642
General and administrative expenses	17,564	7,347	51,716	35,287
Total expenses	73,874	43,253	206,297	122,631
Income before income taxes	39,618	18,773	113,295	85,780
Income tax expense	11,264	5,610	30,885	7,027
Net income	$28,354	$13,163	$82,410	$78,753
Other comprehensive income (loss):
Unrealized holding gains (losses) on available-for-sale securities, net of taxes	(7,351)	774	(9,661)	2,463
Reclassification adjustment for net realized gains (losses), net of taxes	(10)	(32)	(48)	(407)
Total other comprehensive income (loss)	(7,361)	742	(9,709)	2,056
Comprehensive income	$20,993	$13,905	$72,701	$80,809
Earnings per share:(1)
Basic earnings per share	$1.45	$0.67	$4.21	$4.66
Diluted earnings per share	$1.44	$0.67	$4.20	$4.66
Weighted average shares outstanding – Basic	19,593,446	19,572,595	19,586,544	16,446,038
Weighted average shares outstanding – Diluted	19,665,069	19,572,595	19,611,643	16,446,038
Consolidated Statements of Cash Flows (Unaudited)

(In thousands)
	For the Nine Months Ended September 30,
	2026	2025
Cash flows provided by (used in) operating activities
Net income	$82,410	$78,753
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	1,526	10,533
Amortization and depreciation	1,426	1,545
Deferred income taxes	2,787	(7,777)
Net realized gains	(64)	(542)
Changes in operating assets and liabilities:
Premiums receivable	(11,011)	(2,578)
Accrued investment income	(1,108)	(1,009)
Prepaid reinsurance premiums	(139,466)	(175,788)
Reinsurance recoverable	4,353	90,215
Other assets	9,930	11,174
Unpaid losses and loss adjustment expense	6,447	(112,263)
Unearned premiums	111,859	82,400
Reinsurance payable	170,140	121,220
Advance premiums	8,103	14,251
Income taxes payable (recoverable)	(3,898)	(10,569)
Operating lease payments	(443)	(1,584)
Deferred policy acquisition costs, net unearned ceding commissions	(9,184)	(9,034)
Other liabilities and accrued expenses	13,885	(944)
Net cash provided by operating activities	247,692	88,003
Cash flows provided by (used in) investing activities
Purchases of property and equipment	(4,996)	(5,036)
Proceeds from sales and maturities of fixed maturity securities	70,734	109,475
Purchases of fixed maturity securities	(210,377)	(222,264)
Proceeds from sales and maturities of short-term investments	26,159	—
Purchases of short-term investments	(79,774)	(26,963)
Net cash used in investing activities	(198,254)	(144,788)
Cash flows provided by (used in) financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	—	93,000
Payments on tax withheld on vesting of restricted stock awards	—	(3,753)
Payments on tax withheld on vesting of restricted stock units	(120)	—
Cash dividends paid	(19,971)	—
Cash distributions to members(1)	—	(22,875)
Repayment of long-term debt	(618)	(308)
Payments of initial public offering costs	—	(4,227)
Net cash provided by (used in) financing activities	(20,709)	61,837
Net increase in cash, cash equivalents and restricted cash and cash equivalents	28,729	5,052
Cash, cash equivalents and restricted cash and cash equivalents at beginning of year	244,119	179,272
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$272,848	$184,324
(1)The distributions were made to members prior to the IPO.